Isramco Negev 2
                               Limited Partnership

                              Financial Statements
                             As at December 31, 2000

                                             Isramco Negev 2 Limited Partnership

Financial Statements as at December 31, 2000
--------------------------------------------------------------------------------

Contents

                                                                            Page

Auditors' Report                                                             2

Balance Sheets                                                               4

Statements of Earnings                                                       5

Statement of Limited Partnership's Equity                                    6

Statements of Cash Flows                                                     7

Notes to the Financial Statements                                            9

Auditors' Report to the Partners of
Isramco Negev 2 Limited Partnership

We have audited the accompanying balance sheets of Isramco Negev 2 Limited Partnership (the Limited Partnership) as at December 31, 2000 and 1999 and the related statements of earnings, Limited Partnership's equity and cash flows for each of the years in the three year period ended December 31, 2000. These financial statements are the responsibility of the Board of Directors and the Management of the General Partner of the Limited Partnership. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance that the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Board of Directors and by the Management of the General Partner of the Limited Partnership, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based upon our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Limited Partnership as at December 31, 2000 and 1999 and the results of its operations, the changes in the Limited Partnership's equity and its cash flows for each of the years in the three year period ended December 31, 2000, in conformity with accounting principles generally accepted (GAAP) in Israel.

Accounting principles generally accepted in Israel differ in certain significant respects from accounting principles generally accepted in the United States. Application of accounting principles generally accepted in the United States would have affected the financial position of the Limited Partnership as at December 31, 2000 and 1999 and the results of operations, the changes in the Limited Partnership's equity and its cash flows for each of the years in the three year period ended December 31, 2000, to the extent summarized in Note 15 to the financial statements.

As discussed in Note 3B, the above mentioned financial statements are stated in values adjusted for the changes in the general purchasing power of the Israeli currency, in accordance with opinions of the Institute of Certified Public Accountants in Israel.

Without qualifying our above opinion, we would call attention to that mentioned in Note 11L of the financial statements regarding the uncertainty related to possible effects of the implementation of the recommendations of the public committee for income tax reforms, if implemented, which recommended, inter alia, to cancel the tax benefits granted to investors in oil exploration and to that mentioned in Note 11P of the financial statements regarding the uncertainty related to the effect of the issues included, in the proposed Law for Arrangements in the Economy (Legislative Amendments to Achieve Budgetary Goals for Fiscal Year 2001) - 2000.

Somekh Chaikin
Certified Public Accountants (Isr.)

March 19, 2001

                                             Isramco Negev 2 Limited Partnership

Balance Sheets as at December 31
--------------------------------------------------------------------------------

In terms of shekels of December 2000

                                                                                                   2000               1999
                                                                                          -------------      -------------
                                                                                 Note     NIS thousands      NIS thousands
                                                                         ------------     -------------      -------------
Current assets

Cash and cash equivalents                                                                       124,913            93,060
Marketable securities                                                               4           261,691           235,925
Bank deposits                                                                       5            30,773                --
Joint ventures for oil and gas exploration                                          6             8,743            *7,492
Other receivables                                                                   7                57               218
                                                                                          -------------      -------------
                                                                                                426,177           336,695
                                                                                          -------------      -------------
Investments

Bank deposits                                                                       5            41,370                --
Investment in oil and gas properties                                                8            17,516            *6,844
                                                                                          -------------      -------------
                                                                                                 58,886             6,844
                                                                                          -------------      -------------

                                                                                                485,063           343,539
                                                                                          =============      =============
Current liabilities

Other payables                                                                      9             1,815             2,568
Joint ventures for oil and gas exploration                                          6            10,332             8,470
                                                                                          -------------      -------------
                                                                                                 12,147            11,038
                                                                                          -------------      -------------
Contingent liabilities and commitments                                             11

Limited Partnership's equity                                                       10           472,916           332,501
                                                                                          -------------      -------------

                                                                                                485,063           343,539
                                                                                          =============      =============

*     Reclassified

-------------------------------------      -------------------------------------
      Pinkstone Ltd. - Director                 Carmela Vilenski - Director
Isramco Oil and Gas - General Partner      Isramco Oil and Gas - General Partner

March 19, 2001

The notes are an integral part of the financial statements.

                                             Isramco Negev 2 Limited Partnership

Statements of Earnings for the year ended December 31
--------------------------------------------------------------------------------

In terms of shekels of December 2000

                                                                                    2000              1999               1998
                                                                           -------------     -------------      -------------
                                                          Notes            NIS thousands     NIS thousands      NIS thousands
                                                      -------------        -------------     -------------      -------------
Income

Financing income, net                                             12A            10,139            32,003              8,654
Other income, net                                               6A(5)                --             3,550                 --
                                                                           -------------     -------------      -------------

                                                                                 10,139            35,553              8,654
                                                                           -------------     -------------      -------------
Expenses

Participation in oil and gas
 exploration, net                                                 12B            22,893            51,473             22,375
General and administrative
 expenses                                                         12C             2,341             2,479              2,410
                                                                           -------------     -------------      -------------
                                                                                 25,234            53,952             24,785
                                                                           -------------     -------------      -------------

Net loss                                                                        (15,095)          (18,399)           (16,131)
                                                                           =============     =============      =============

Loss per participation unit

                                                                                     NIS               NIS                NIS
                                                                           -------------     -------------      -------------
Basic and diluted loss per
 participation unit                                                12D           (0.004)           (0.009)            (0.012)
                                                                           =============     =============      =============

The notes are an integral part of the financial statements.

                                             Isramco Negev 2 Limited Partnership

Statement of Limited Partnership's Equity
--------------------------------------------------------------------------------

In terms of shekels of December 2000

                                  Partnership's      Accumulated
                                         equity             loss            Total
                                  -------------    -------------    -------------
                                  NIS thousands    NIS thousands    NIS thousands
                                  -------------    -------------    -------------
Balance as at January 1, 1998           540,820         (285,745)         255,075

Net loss                                     --          (16,131)         (16,131)
                                       --------         --------         --------

Balance as at December 31, 1998         540,820         (301,876)         238,944

Issuance of participation units         103,704               --          103,704
Options exercised                         9,753               --            9,753
Capital issuance expenses                (1,501)              --           (1,501)
Net loss                                     --          (18,399)         (18,399)
                                       --------         --------         --------

Balance as at December 31, 1999         652,776         (320,275)         332,501

Options exercised                       156,238               --          156,238
Capital issuance expenses                  (728)              --             (728)
Net loss                                     --          (15,095)         (15,095)
                                       --------         --------         --------

Balance as at December 31, 2000         808,286         (335,370)         472,916
                                       ========         ========         ========

The notes are an integral part of the financial statements.

                                             Isramco Negev 2 Limited Partnership

Statements of Cash Flows for the year ended December 31
--------------------------------------------------------------------------------

In terms of shekels of December 2000

                                                              2000            1999             1998
                                                     -------------   -------------    -------------
                                                     NIS thousands   NIS thousands    NIS thousands
                                                     -------------   -------------    -------------
Cash flows generated by operating activities:

Net loss                                                  (15,095)         (18,399)         (16,131)
Adjustment to reconcile net loss to net
 cash flows generated by operating activities (A)          19,446         *(4,119)            8,798
                                                         --------         --------         --------

Net cash provided by (used in) operating
 activities                                                 4,351          (22,518)          (7,333)
                                                         --------         --------         --------

Cash flows from investing activities:

Investment in oil and gas properties                      (22,121)        *(6,844)           (6,251)
Investment in bank deposits                               (70,342)              --               --
Purchase of marketable securities                        (249,809)        (237,778)         (34,880)
Proceeds from disposal of marketable securities           214,264          145,885          139,609
                                                         --------         --------         --------

Net cash (used in) provided by investing
 activities                                              (128,008)         (98,737)          98,478
                                                         --------         --------         --------

Cash flows from financing activities:

Issuance of participation units, net                           --          102,203               --
Proceeds from the exercise of options, net                155,510            9,753               --
                                                         --------         --------         --------

Net cash provided by financing activities                 155,510          111,956               --
                                                         --------         --------         --------

Increase (decrease) in cash and cash equivalents           31,853           (9,299)          91,145

Balance of cash and cash equivalents
 at the beginning of the year                              93,060          102,359           11,214
                                                         --------         --------         --------

Balance of cash and cash equivalents at the
 end of  the year                                         124,913           93,060          102,359
                                                         ========         ========         ========

*     Reclassified

The notes are an integral part of the financial statements.

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------

In terms of shekels of December 2000

                                                                      2000              1999             1998
                                                             -------------     -------------    -------------
                                                             NIS thousands     NIS thousands    NIS thousands
                                                             -------------     -------------    -------------
A.  Adjustments to reconcile net loss to net
    cash flows generated by operating activities

Income and expenses not involving cash flows:

Loss (gain) on sale of marketable securities, net                    9,779           (12,353)           1,048
Interest and inflationary erosion of bank deposits                  (1,801)               --               --
Depreciation of oil and gas properties                              11,449                --            6,606

Changes in asset and liability items:

Decrease (increase) in other receivables                               161              (182)              82
Increase (decrease) in other payables                                 (753)            2,414             (270)
Change in joint ventures for oil and gas exploration, net              611           * 6,002            1,332
                                                                   -------           -------           ------

                                                                    19,446            (4,119)           8,798
                                                                   =======           =======           ======

*     Reclassified

The notes are an integral part of the financial statements.

                                             Isramco Negev 2 Limited Partnership

Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 1 - General

      A. "Isramco - Negev 2", Limited Partnership (hereinafter - the "Limited Partnership" or the "Partnership") was set up under a limited partnership agreement signed on March 2-3, 1989 (and amended from time to time), between the general partner - Isramco Oil and Gas Ltd. (hereinafter - the "general partner") and the limited partner - Isramco Management (1988) Ltd. (hereinafter - the "limited partner", the "trustee"). The Limited Partnership was registered on March 3, 1989 under the Partnership Ordinance (New Version), 1975. In accordance with Paragraph 61(a) of the Partnership Ordinance, the limited partnership agreement constitutes the Articles of Association of the Limited Partnership.

      B. Under the limited partnership agreement, as amended from time to time, the general partner and the limited partner will bear the expenses and losses of the Limited Partnership and will be entitled to the income in accordance with the proportional share of the capital they invested in the capital of the Limited Partnership. (Amendment dated November 4, 1993).

      C. The day to day management of the limited partnership is carried out by the general partner, whose business is oil and gas exploration. Management of the Partnership is carried out under the supervision of the Supervisor, Yigal Brightman & Co. and Mr. David Valiano, CPA (Isr.). The Supervisor was granted certain supervisory powers by the limited partnership agreement.

      D. The limited partner - Isramco Management (1988) Ltd. - has various rights in the Limited Partnership. Under the trust agreement, the limited partner serves as trustee for these rights on behalf of the owners of the participation units.

      E. The Limited Partnership was approved by the Income Tax Commissioner in respect of the Income Tax Regulations (Guidelines for Calculation of Tax in Respect of Holding and Selling Participation Units in Oil Exploration Partnerships), 1988.

            The Regulations are in effect until December 31, 2000 (see also Note
            11L).

      F. On December 4, 1997, a general meeting of the Partnership was held at which time it was decided to change the Articles of Association of the Limited Partnership so as to enable the Partnership to pay the Supervisor his fee and expenses, as well as the expenses involved with handling the issue and the publication of the prospectus, including payments to the general partner and/or the Supervisor, all in accordance with the trust and partnership agreements, from the assets of the trust or from the assets of the Limited Partnership.

      G. The financial statement items are presented in accordance with the principles stipulated in the Securities Regulations (Preparation of Annual Financial Statements), 1993, except for items presented in a format dictated by the nature of the business of the Limited Partnership.

                                             Isramco Negev 2 Limited Partnership

Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 2 - The Objective of the Limited Partnership

      A. The objective of the Limited Partnership is to participate in oil and gas exploration and production. For this purpose the Limited Partnership signed operating agreements (J.O.A.) with its partners in joint ventures.

      B. As at the date of approval of the financial statements the Limited Partnership's rights in oil properties are as follows:

                                                                                                         Date of
                                                                          Participation               expiration
                                                                                   rate                of rights
                                                                          -------------               ----------
                                                                                      %
                                                                          -------------
         "Med Yavne" lease (including "Or 1" drilling)                          32.4111            June 10, 2030
         "Med Ashdod" license                                                   34.0188            June 14, 2002
         "Yam Ashdod" carveout in "Med Ashdod"
           license (including "Nir 1" drilling)                                 19.1369            June 14, 2002
         "Marine North A" and "Marine North B" license                          79.0000        December 31, 2003
         "Marine Center" license                                                59.0000        December 31, 2003
         "Natanya" license (*)                                                  69.0000           April 30, 2003
         "Granit" license                                                       69.0000          January 1, 2003
         Preliminary permits with preferential right
          "Marine South" and "Marine South B"                                   59.0000             July 8, 2001
         Gal licenses (Tommy, Orly, Shira, Aya, Michal,
          Matan)                                                                 5.0000         December 5, 2003

      *     Subsequent to balance sheet date the license was returned - see Note
            6(F).

Note 3 - Reporting Principles and Accounting Policies

      A.    Definitions

      1. Related party - as defined in Opinion No. 29 of the Institute of Certified Public Accountants in Israel (hereinafter - the ICPAI).

      2. Interested party - as defined in Paragraph 1 of the definition of an "interested party" in a company in Section 1 of the Securities Law.

      3. CPI - the Consumer Price Index published by the Central Bureau of Statistics.

      4.    Dollar - the U.S. dollar.

                                             Isramco Negev 2 Limited Partnership

Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 3 - Reporting Principles and Accounting Policies (cont'd)

      B.    Financial statements in inflation adjusted values

      1.    General

      The financial statements are prepared on the basis of historical cost adjusted for changes in the general purchasing power of the NIS, as measured by the changes in the CPI.

      The Limited Partnership maintains its accounts on a current basis in historical NIS.

      The historical financial statements were adjusted to NIS of a stable purchasing power, in accordance with the principles prescribed in Opinions 36 and 50 of the ICPAI.

      Condensed financial statements of the Limited Partnership in nominal historical values, which served as the basis for preparation of the Limited Partnership's adjusted financial statements, are included in Note 16.

      The adjusted value of non monetary assets represents their historical cost as adjusted for changes in the general purchasing power of the Israeli currency and does not necessarily represent their market value or their value to the Limited Partnership.

      In the adjusted financial statements the term "cost" means "adjusted cost".

      All comparative data for prior periods (including amounts of monetary items) is also stated in term of shekels of December 2000.

      2.    Principles of adjustment

      a.    Balance sheet

      (1) The Partnership's equity has been adjusted according to the changes in the CPI, between the index of the month in which the capital was invested and the month of the balance sheet date.

      (2) Monetary items are stated in the adjusted balance sheet at their historical values.

      (3) Investments in oil and gas properties which are in the drilling stages, and for which it has not yet been proven whether they will produce oil or gas and whether they contain commercial quantities, have been adjusted on the basis of the changes in the CPI, between the index of the month in which the investments were made by the Limited Partnership and the month of the balance sheet date.

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 3 - Reporting Principles and Accounting Policies (cont'd)

      B.    Financial statements in inflation adjusted values (cont'd)

      2.    Principles of adjustment (cont'd)

      b.    Statement of earnings

      Items of the statement of earnings are adjusted on the basis of the changes in the CPI as follows:

      (1) Oil and gas exploration expenses are determined in accordance with the financial statements of the joint ventures.

      (2) The other components of the statement of earnings, excluding the financing item, are adjusted on the basis of the changes in CPI from the index of the month of each transaction until the index of the month of the balance sheet date.

      (3) The net financing item reflects financing income and expenses in real values (net of inflation) as well as the inflationary erosion over the year of monetary items.

      C.    Cash equivalents

      Cash equivalents are bank deposits and marketable government debt securities having an original maturity of three months or less.

      D.    Marketable securities

      Marketable securities are stated at their market value as at balance sheet date. Changes in the value of such securities are fully recognized on a current basis.

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 3 - Reporting Principles and Accounting Policies (cont'd)

      E.    Investments in oil and gas exploration

      The "successful efforts" method is the accounting method used by the Limited Partnership in recording the expenses of oil and gas exploration, as follows:

      (1) Expenses of participation in geological and seismic tests and surveys are expensed immediately in the statement of earnings when incurred.

      (2) Investments in oil and gas wells, which are in the drilling stages, and for which it has not yet been proven whether they will produce oil or gas, and whether they contain commercial quantities, are stated in the balance sheet at cost.

      (3) Investments in oil and gas wells which were proven to be dry holes and were abandoned, or were determined as not containing commercial quantities, or for which no development plans were prepared for the near future, are written off in full to the statement of earnings.

      (4) Investments in oil and gas explorations in progress, as part of joint ventures, are stated under "oil and gas properties" at a value based on the financial statements of the joint ventures.

      F.    Capitalization of credit costs

      The Limited Partnership capitalizes credit costs in accordance with Standard No. 3 - Capitalization of Credit Costs, published in July 1999 by the Israel Accounting Standards Board.

      G.    Loss per participation unit

      Loss per participation unit was computed in accordance with Opinion No. 55 of the ICPAI, on the basis of the weight average of outstanding participation units.

      H.    Rates of exchange and linkage basis

      Assets and liabilities denominated in or linked to foreign currency are stated in the balance sheet according to the representative exchange rates published by Bank of Israel as at balance sheet date.

      Assets and liabilities linked to the CPI are stated in accordance with the specific linkage terms relating to each asset or liability.

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 3 - Reporting Principles and Accounting Policies (cont'd)

      H.    Rates of exchange and linkage basis (cont'd)

      Details of the CPI and dollar exchange rates:

                                                     As at December 31                         Rate of change during the year
                                          ----------------------------         ----------------------------------------------
                                               2000               1999              2000              1999               1998
                                          ---------          ---------         ---------         ---------           --------
                                                                                       %                 %                  %
                                                                               ---------         ---------           --------
         CPI - in points                      106.6              106.6                 0              1.34              8.62
         Exchange rate of
          $1 (in NIS)                         4.041              4.153             (2.70)            (0.17)            17.65

      I.    Use of estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from such estimates.

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 4 - Marketable Securities

                                                         December 31      December 31
                                                                2000             1999
                                                       -------------    -------------
                                                       NIS thousands    NIS thousands
                                                       -------------    -------------
      Shares and share options                                76,661           33,307
      Government debentures (1)                               94,490          163,965
      Convertible debentures                                  42,918           12,059
      Corporate debentures (2)                                38,788            6,846
      Certificates of participation in mutual funds            5,338           15,498
      Participation units                                      3,496            4,250
                                                             -------          -------

                                                             261,691          235,925
                                                             =======          =======

      Including marketable securities of related
       parties                                                 2,625            3,508
                                                             =======          =======

      (1) Linkage terms

         CPI linked                                           93,760          136,355
         Linked to foreign currency                               --              379
         Unlinked                                                730           27,231
                                                             -------          -------

                                                              94,490          163,965
                                                             =======          =======

      (2) Linkage terms

         CPI linked                                           31,433            5,222
         Linked to foreign currency                            7,355            1,624
                                                             -------          -------

                                                              38,788            6,846
                                                             =======          =======

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 5 - Bank Deposits

      Bank deposits are linked to the CPI and bear interest at the rate of 7% p.a.

Note 6 - Joint Ventures for Oil and Gas Exploration

      Debit balances

                                              December 31    December 31
                                                     2000           1999
                                            -------------  -------------
                                            NIS thousands  NIS thousands
                                            -------------  -------------

      "Negev Med" Joint Venture                     2,346          2,626
      "Yam Ashdod Carveout" Joint Venture             112            114
      "Sderot" Joint Venjure                          937            901
      "David 2" Joint Venture                          10             10
      "Nisanit Drilling 1" Joint Venture               14             22
      "Yam West 2" Joint Venture                    3,532          1,290
      "Marine North" Joint Venture                    392            214
      "Or South" Joint Venture                        496             --
      "Granit" Joint Venture                          193             --
      "Marine South" Joint Venture                    520             --
      "Or 1" Joint Venture                            191        * 2,315
                                                   ------        -------

                                                    8,743          7,492
                                                   ======        =======

      *     Reclassified

      Credit balances

                                              December 31    December 31
                                                     2000           1999
                                            -------------  -------------
                                            NIS thousands  NIS thousands
                                            -------------  -------------

      Negev 2" Joint Venture                          387            410
      "Or South" Joint Venture                         --          8,060
      "Marine Center" Joint Venture                 9,716             --
      "Natanya" Joint Venture                         229             --
                                                   ------        -------

                                                   10,332          8,470
                                                   ======        =======

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 6 - Joint Ventures for Oil and Gas Exploration (cont'd)

      Additional information:

      General

      The balances presented in the balance sheet relating to joint ventures reflect the amount of the actual investment of the Limited Partnership in each venture, less its share in the losses of the same venture (or its share in the losses of the venture, less amounts invested in the venture).

      A.    The "Med Negev" off-shore licenses

      1.    General

      As of June 14, 2000, the Partnership had rights in five off-shore licenses: 240/Med Tel Aviv, 241/Med Hadera, 242/Med Ashdod in which the Yam Ashdod carveout is included, 243/Med Hasharon and 239/Med Yavne.

      On June 14, 2000, three licenses expired, the Med Tel Aviv license, the Med Hasharon license and the Med Hadera license, since no discoveries were made during the period in which the licenses were in effect. The Med Ashdod license was extended until June 14, 2002.

      In June 2000, as a result of the findings from the drilling conducted in the Med Yavne license, the Director of Oil Affairs (hereinafter - the Director) granted the partners a holding of 250 sq. km. in that license. The following terms, among others were stipulated for the holding:

      a. The owner of the holding will act diligently in his efforts to develop the holding and extract gas therefrom.

      b. The owner of the holding will process and solve a 3D survey that was executed and will incorporate it into the previous seismic survey carried out, will prepare prospects in the event any are found, and will present the findings to the Director by no later than May 1, 2001.

      c. He will drill at least one well to pliocene targets, to be begun no later than July 1, 2001.

      d. At the end of 5 years, the owner of the holding will submit a plan for continuation of operations in the area of the holding.

      The holding is limited in its entire area to the underground area up until the roof of the messinian evaporites or to the base of the pliocene in the absence of the evaporates.

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 6 - Joint Ventures for Oil and Gas Exploration (cont'd)

      A.    The "Med Negev" off-shore licenses (cont'd)

      2.    The "Yam West 2" well in the "Med Yavne" license

      In August 1999, drilling was begun at the "Yam West 2" well. Drilling was planned to a depth of 3,200 meters (in water 770 meters deep). On September 30, 1999, the well reached a depth of 3,210 meters and on October 3, 1999, after analyzing the results of the electronic tests carried out at the well, the partners decided to abandon the well.

      The percentage of participation of the Partnership in the "Yam West 2" well is 85.9957%. The cost of the well totaled an amount of $ 9.6 million (the share of the Partnership in the cost of the well is NIS 35 million, with an amount of NIS 37 million being expensed in 1999. In 2000 this amount was reduced by NIS 2 million).

      3.    The "Or 1" well in the "Med Yavne" license

      At the beginning of October 1999, drilling was begun at the "Or 1" well, planned to reach a depth of 2,000 meters (in water 700 meters deep), with an overall budget of $ 8.5 million (including production tests). On October 21, 1999, when the well reached a final depth of 2,020 meters and on completion of the electronic tests (logs), the partners approved the recommendation of the operator to perform production tests at the well.

      On October 31, 1999, Isramco Inc., the operator of the "Or 1" well, announced that, as of the date of the announcement, the upper segment of the target layer was opened for testing. The results of the production test showed that the rate of production at the checked segment was 21 million cubic feet a day.

      At a partners meeting on November 1, 1999, it was decided that, in view of the positive results of the production test made so far, there is no need to open another segment on the target layer. It was also concluded that the well was capable of producing gas at a quicker rate, once the well was completed for regular production, with the appropriate equipment and by opening additional segments on the target layer.

      On February 13, 2000, the operator announced that according to initial estimates, the quantity of gas in place at "Or 1" was 107 billion cubic feet.

      The Partnership's participation at "Or 1" is 32.4111%.

      The cost of the drilling totaled $ 5.2 million, of which the share of the Partnership that was recorded under the item "Investment in Oil and Gas Properties" was NIS 7.1 million (in 1999 - an amount of NIS 6.8 million).

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 6 - Joint Ventures for Oil and Gas Exploration (cont'd)

      A.    The "Med Negev" off-shore licenses (cont'd)

      4.    The "Or South" well in the "Med Yavne" license

      On November 8, 1999, drilling began at the "Or South" well, planned for a depth of 2,000 meters (in water 720 meters deep), with a budget of $ 8.5 million (including production tests).

      On November 29, 1999, the well reached a depth of 2,090 meters, at which time electronic log tests were taken. At this stage, problems arose, causing the need to change the plan and to increase the budget for the well.

      In December 1999, the operator reported to the partners that the analysis performed on the electric logs taken at the well showed that there was a presence of gas in the well, but it was not economically feasible to extract gas from the well.

      The partners accepted the recommendation of the operator to not perform production tests and to abandon the well.

      The cost of drilling totaled $ 9 million (with the share of the Partnership being NIS 12.1 million, expensed during 1999).

      The Partnership participated in the "Or South" drilling at a rate of 32.4111%.

      5.    Agreement with BG

      On October 20, 1999, an agreement was signed between Isramco Inc., in its name and in the name of related parties - Naphtha Israel Petroleum Company Ltd., Equittal Ltd., J.O.E.L. Jerusalem Oil Exploration Ltd., the Limited Partnership, I.N.O.C. Dead Sea Limited Partnership, and Naphtha Explorations Limited Partnership (hereinafter - the "Isramco Group"), and BG International Limited, a member of the British Gas Group (hereinafter -
      BG), which was approved by the general meeting of the Partnership, whereby the Isramco Group would transfer to BG rights in the off-shore licenses (including "Or 1") proportional to the percentages of the Isramco Group companies, such that BG would end up holding 50% of the off-shore licenses.

      The agreement was conditioned on the approval of the Director, which was obtained on November 2, 1999.

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 6 - Joint Ventures for Oil and Gas Exploration (cont'd)

      A.    The "Med Negev" off-shore licenses (cont'd)

      5.    Agreement with BG (cont'd)

      In accordance with the agreement, it was stipulated as follows:

      a. The Isramco Group would transfer to BG rights in the off-shore licenses known as "Negev Med" (including the "Or 1" well) (hereinafter the "off-shore licenses") proportional to the percentages of each of the transferors, such that BG would end up holding 50% of these off-shore licenses, and that following the transfer, the Limited Partnership would continue to hold 34.0188% (instead of 70.9957% prior to the transfer) of all of the rights in the off-shore licenses, except for the "Med Yavne" license in which the Partnership would maintain a share of 32.4111% (instead of 70.9957% prior to the transfer). In the existing carveouts in the license areas, i.e., the "Yam Ashdod" carveout in the "Med Ashdod" license and the ""Yam West 2" carveout in the "Med Yavne" license, various percentages would be transferred, as a function of the percentage participation of the Limited Partnership in these carveouts: in the "Yam Ashdod" carveout, the Limited Partnership will be left with a share of 19.13697% (instead of 53.0268% prior to the transfer), and in the "Yam West 2" carveout, the Limited Partnership will be left with a share of 39.2589% (instead of 85.9957% prior to the transfer).

      b. In addition to its bearing its entire share in the expenses of all of the exploration activities, including its proportional share in the expenses of the "Or 1" and "Or South" wells, BG paid the participants in the "Med Yavne" license an amount of $ 1,150 thousand in return for the transfer of rights. The amount was paid as follows: half of the amount was paid upon the signing of the agreement for the transfer of rights and the second half was paid upon commencement of drilling at the "Or South" gas well. The share of the Limited Partnership in the above amounts together, less costs related to the transaction, amounted to NIS 3,550 thousand, which was included under "Other Income, net" in the statement of earnings for the year ended December 31, 1999.

      c. Isramco Inc., which serves as the operator in the off-shore licenses, will cease serving as the operator of the "Med Yavne" license and will be replaced by BG on the earlier of January 1, 2001 or 30 days after the "Or South" drilling is finished. Isramco Inc. will continue as operator in the other licenses until they expire, under the existing agreements between it and the other participants in the off-shore licenses, i.e., in return for a payment of 6% of the direct operating expenses, subject to a minimum monthly payment of $ 6,000 in respect of each of the off-shore licenses. Transfer of the role of operator took place on January 1, 2000.

      d. In respect of its replacing Isramco Inc. as the operator in the off-shore licenses, BG paid Isramco Inc. an amount of $ 1,925 thousand on signing the agreement for the transfer of rights, and within 15 days after the actual transfer of the operation in the Med Yavne license to BG, the latter paid Isramco Inc. an additional amount of $ 1,925 thousand.

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 6 - Joint Ventures for Oil and Gas Exploration (cont'd)

      A.    The "Med Negev" off-shore licenses (cont'd)

      5.    Agreement with BG (cont'd)

      e. Isramco Inc. and BG will work together to formulate a work plan for the areas of the off-shore licenses in order to submit requests to obtain new oil licenses in the same geographic areas in which old licenses expire. Upon receipt of each new license of the first three licenses to be received, BG will pay Isramco Inc. an amount of $ 1,666 thousand, up to an aggregate amount of $ 5,000 thousand.

      f. Regarding the areas of the "Med Yavne" license, subject to the agreement of all of the participants in this license, the provisions of the joint operating agreement applicable to the license will be changed so that BG be appointed as the operator in the areas of the Med Yavne license, in return for operator's fees in an amount equal to 2% of the operating expenses. In respect of development and production activities, BG will be entitled to operator's fees of 1.5% of the direct expenses. Isramco Inc. will render administrative and technical consulting services to the operator at his request, in return for an amount of $ 10,000 per month plus VAT, that will be charged to the joint account of the venture.

      g. BG and the parties to the agreement from the Isramco Group undertook to establish an area of mutual interest (hereinafter - "A.M.I.") that will apply to the area covered by the aforementioned off-shore licenses, for either a 3 year period commencing on the date of the signing of the aforementioned agreement or two years following the expiration of the licenses, whichever is later. The A.M.I. stipulates that in the event that during this period any of the parties is granted or buys from others, as defined in the agreement, a preliminary permit, license, holding or any other right for exploration, development or extraction of oil in the area of the A.M.I., then all of the other parties will have the right and the option to participate in every such purchase or grant.

      6.    The "Yam Ashdod Carveout" venture

      In September 1996, the partners of the "Med Ashdod" license signed an agreement to set up a carveout in the area of the license, in which oil and gas exploration activities would be carried out and which would include the area of the structure in which the "Yam 1" and "Yam 2" wells were drilled, and an additional structure that was included in the "Negev Ashkelon" license that was returned. The share of the Partnership in the "Yam Ashdod Carveout" is 19.1369%.

      In June 2000, drilling for gas was started at "Nir 1", with a budget of $ 10 million, including production tests.

      On June 23, 2000, the operator reported to the partners that the well reached a depth of 1,900 meters and that the electric logs conducted up to that depth showed positive results indicating the presence of a gas reservoir.

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 6 - Joint Ventures for Oil and Gas Exploration (cont'd)

      A.    The "Med Negev" off-shore licenses (cont'd)

      6.    The "Yam Ashdod Carveout" venture (cont'd)

      The operator recommended to the partners to conduct production tests and to drill another 500 meters in order to test for the possibility of finding another gas reservoir at even deeper layers.

      In July 2000, the partners approved the conducting of production tests and approved an updated budget of a total of $ 13.3 million (which includes drilling to a depth of 2,400 meters and production tests).

      On August 20, 2000, the drilling operator announced the results of the production tests which showed the following:

      a. A gas column 300 meters wide was found. It included a number of segments of a sandy reservoir and segments of sand and clay which contain gas.

      b. 53 meters were opened for testing and they produced at rates of up to 15 million cubic feet a day. The limitations of the test and the thickness of the layers which were opened in this drilling did not permit production at a faster rate.

      c. The results of the tests show that the well will be capable of producing at a faster rate of 30 million cubic feet a day, once appropriate work is carried out and once additional segments are opened at the target layer.

      At a meeting of the partners on October 10, 2000, the operator presented the following work plan to the partners:

      a. Discovery and mapping of gas targets at a relatively shallow depth, based on a 3D seismic survey carried out in the southern section of the license.

      b. Conducting of a 3D seismic survey covering the "Sea Structure" (in which the "Yam 2" well was drilled previously) located in the north and central areas of the license.

      The data from the abovementioned seismic surveys will serve to make a detailed map of the "Sea Structure" and an additional structure (the "Yam Nitzanim" structure) and to prepare prospects for deep drilling for oil.

      In addition, the operator presented a report from an American consulting firm that estimates the quantity of in place gas of the Nir 1 reservoir to be 274 billion cubic feet of gas.

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 6 - Joint Ventures for Oil and Gas Exploration (cont'd)

      A.    The "Med Negev" off-shore licenses (cont'd)

      6.    The "Yam Ashdod Carveout" venture (cont'd)

      On November 5, 2000, the Director announced that, at the request of the operator and in light of the discovery of natural gas at the "Nir 1" well, he extended the period of the Med Ashdod license for two years, until June 14, 2002. The Director stipulated that during the extension period, the holder of the license must execute the following (among others):

      a. Purchase or execution of a 3D seismic survey of an area of no less than 350 sq. km., by April 1, 2001.

      b. Processing and deciphering the 3D survey and the incorporation of 2 dimensional surveys, and submission of a summary report on the areas of the surveys by October 1, 2001.

      c. Presentation of a program for locating and developing the discovery. The program should contain a drilling prospect for the period ending December 1, 2001.

      d. Drilling to targets in the pliocene base, at least, to begin no later than May 1, 2002.

      e. Six months before the commencement of drilling, the owner of the license will sign a contract with an off-shore drilling contractor to execute the drilling.

      On November 6, 2000, the partners approved the abovementioned work plan and a budget of $ 3.1 million, including purchase of a 3D seismic survey in a total area of 247 sq. km, that was carried out within the license area.

      As part of the aforementioned approved work plan, in November 2000, a 3D seismic survey was conducted in a total area of 190 sq. km., covering, among other things, the "Sea Structure" at which the "Yam 2" well was previously drilled. The data from the survey was sent for seismic processing to England.

      B.    The "Marine North A" and "Marine North B" licenses

      The "164/Marine North" preliminary off-shore permit with right of way covers an area of 575,000 dunams northeast of the "Med Hadera", "Med Tel Aviv" and "Med Hasharon" licenses, at shallow depths. The permit was granted on June 3, 1999 for a period of 18 months. In September 1999, the Partnership joined the "Marine North" preliminary permit, at a rate of 79% of the rights, with 1% of the rights being held by Isramco Inc., which serves as the operator of the permit, and 20% of the rights being held by Modi'in Energy Limited Partnership (a related party).

      During the period of the permit, the gathering and testing of all of the geophysical data from the area of the permit and its environs were completed. Seismic lines over an area of 200 sq. km. were reprocessed and two dimensional and 3D seismic surveys were conducted. The partners in the permit approved budget authorizations for a total amount of $ 1,391 thousand for carrying out, processing and interpreting the aforementioned seismic surveys. The surveys were done as was the initial processing.

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 6 - Joint Ventures for Oil and Gas Exploration (cont'd)

      B.    The "Marine North A" and "Marine North B" licenses (cont'd)

      In view of the request of the operator, the Director decided to grant 2 new licenses in the areas of the "311/Marine North A" and "312/Marine North B" preliminary permits, effective December 3, 2000 for a three year period. The work plan includes, among other things, the preparation of drilling prospects for both shallow gas objectives and deep oil objectives, and drilling in the area of each license.

      C.    "Marine Central" license

      The "168/Marine Central" preliminary permit with right of way covers an area of 194 thousand dunams (hereinafter - "Marine Central") and was granted to Isramco Inc. on September 21, 1999 for a period of 18 months.

      Isramco Inc. transferred rights in the preliminary permit to the limited partnerships in the following manner: the Partnership received 59%, Naphtha Explorations received 15%, I.N.O.C. Dead Sea 15%, and Modi'in Energy 10%. Isramco Inc., the oil exploration operator in the license, was left with 1%.

      The partners in the permit approved budget authorizations in amounts of $ 205 thousand and $ 776 thousand for conducting, processing and interpreting of a two dimensional seismic survey and a 3D seismic survey, respectively.

      The carrying out of the 3D seismic survey was completed at the beginning of May 2000. The data from this survey was processed and an initial interpretation was prepared. The results of the initial interpretation enabled the identification and detailed mapping of gas prospects.

      In view of the request of the operator, the Director granted, on December 3, 2000, the "310/Marine Central" license in the area of the preliminary permit for a period of three years.

      The work plan in the license includes, among other things, preparation of a drilling prospect, both for shallow gas targets and deep oil targets, as well as drilling. On December 14, 2000, drilling was begun at the "Rome 1" well in the Marine Central License. The well was planned for a depth of 1,500 meters (in water that is 47 meters deep). Drilling reached a depth of 1,483 meters. On December 31, 2000, after analyzing the results of the logs carried out at the well, the partners decided to abandon the well.

      D.    Grantit (295) license

      The Granit (295) license was granted on January 9, 2000 to I.N.O.C. Israel National Oil Company Ltd. (hereinafter - "I.N.O.C.). The license covers an area of 95,100 dunams on the coastal plain south of Ashdod until the border of the Gaza Strip. The work plan stipulated in the terms of the license includes, among other things, conducting a 3D seismic survey, to commence no later than January 1, 2001, and drilling to commence no later than February 1, 2002.

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 6 - Joint Ventures for Oil and Gas Exploration (cont'd)

      D.    Grantit (295) license (cont'd)

      I.N.O.C. transferred rights in the license to the limited partnerships in the following manner: the Partnership (69%), Naphtha Explorations (15%) and I.N.O.C. Dead Sea (15%). I.N.O.C., the oil exploration operator in the license, was left with 1%.

      In April 2000, an agreement was signed with the Geophysical Institute for a 3D seismic survey. The cost of carrying out and interpreting the survey totals an amount of $ 300 thousand. The survey was finished on May 16, 2000 after which the data was processed and interpreted.

      E. The "Marine South" and "Marine South B" preliminary permits with right of way

      In June 2000, the Director granted Isramco Inc. the "169/Marine South" and 174/Marine South B" preliminary permits with right of way, covering areas of 142 thousand dunams and 40 thousand dunams, respectively.

      The permits were granted for the period ending July 8, 2001. The work plan stipulated in the terms of the permits includes, among other things, a seismic survey of 150 sq. km. in the "Marine South" permit and 50 sq. km. in the "Marine South B" permit.

      Isramco Inc., which serves as the operator of these preliminary permits, transferred rights in the permits as follows: the Partnership (59%), Naphtha Explorations (15%), I.N.O.C. Dead Sea (15%) and Modi'in Energy (10%). Isramco Inc. was left with 1%.

      In July 2000, the partners approved a budget authorization of $ 310 thousand for conducting, processing and interpreting seismic surveys. In both the permits, surveys were conducted over a total length of 160 km. The survey data was processed and an initial interpretation was prepared.

      F.    Natanya license

      On May 1, 2000, I.N.O.C. was granted the "299/Natanya" license, covering an area of 380,100 dunams on the coastal plan, from Natanya in the north to Rishon Le-Zion in the south. The license is limited in the entire area to the underground area between the ground surface and the Judah Group base.

      On January 2, 2001, the general meeting of the holders of participation units in the Partnership approved an agreement with I.N.O.C. whereby I.N.O.C., the license operator, would transfer to the Partnership 69% of the rights in the Natanya license against the undertaking of the Partnership to bear its relative share of the expenses of exploration in the area of the license and in the area of any oil asset that replaces the license.

      On March 12, 2001, I.N.O.C. notified the Director that tests done in the area of the license showed that there is no justification for the 3D seismic survey that was planned for the area of the license. As a result, and in light of the terms of the license, the operator notified the Director that the Natanya license was being returned.

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 6 - Joint Ventures for Oil and Gas Exploration (cont'd)

      G.    The Gal licenses

      On December 14, 2000, an agreement was signed between the Partnership and the Naphtha Explorations and I.N.O.C. Dead Sea limited partnerships on the one hand, and BG on the other hand, whereby the partnerships would buy from BG a total of 10% of the rights in the Gal Licenses (see Notes 14C and 14D).

Note 7 - Other Receivables

                                                         December 31        December 31
                                                                2000               1999
                                                       -------------      -------------
                                                       NIS thousands      NIS thousands
                                                       -------------      -------------
         Acrued income                                            6                114
         Isramco Inc. - related party                            13                 85
         Other                                                   38                 19
                                                       -------------      -------------

                                                                 57                218
                                                       =============      =============

Note 8 - Investment in Oil and Gas Properties

                                                         December 31        December 31
                                                                2000               1999
                                                       -------------      -------------
                                                       NIS thousands      NIS thousands
                                                       -------------      -------------
         Investment in "Or 1" drilling (1)                    7,183             *6,844
         Investment in "Nir 1" drilling (2)                  10,333                 --
                                                       -------------      -------------

                                                             17,516              6,844
                                                       =============      =============

         Including payments to related parties                2,093                739
                                                       =============      =============

      (1)   See Note 6A3.

      (2)   See Note 6A6

      *     Reclassified

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 9 - Other Payables

                                                               December 31        December 31
                                                                      2000               1999
                                                             -------------      -------------
                                                             NIS thousands      NIS thousands
                                                             -------------      -------------
         Accrued expenses                                           1,753              1,690
         "Or 1" Joint Venture                                          --                501
         Equital Ltd. - related party                                  --                 26
         Isramco Oil and Gas Ltd. - related party                      --                314
         Other                                                         62                 37
                                                             -------------      -------------

                                                                    1,815              2,568
                                                             =============      =============

Note 10 - Limited Partnership's Equity

      A.    General partner - Isramco Oil and Gas Ltd.

      Until December 31, 2000, the general partner has invested the amount of NIS 366 thousand in the equity of the Limited Partnership. The general partner participates in the expenses and losses and is entitled to income in accordance with the proportional share of the general partner in the amounts invested in the equity of the Limited Partnership.

      As at December 31, 2000, the general partner's share in equity is 0.05%. This proportion decreases each time additional capital is invested in the Limited Partnership.

      B.    Limited partner - Isramco Management (1988) Ltd.

      Until December 31, 2000, the limited partner has invested NIS 807,920 thousand in the equity of the Limited Partnership. The limited partner participates in the expenses and losses and is entitled to income in accordance with the proportional share of the limited partner in the amounts invested in the equity of the Limited Partnership.

      As at December 31, 2000, the limited partner's share in equity is 99.95%. This proportion increases each time additional capital is invested in the Limited Partnership.

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 10 - Limited Partnership's Equity (cont'd)

      C.    The equity of the Limited Partnership

      Composition:

                                                                                Limited           General              Total
                                                                                partner           partner
                                                                          -------------     -------------      -------------
                                                                          NIS thousands     NIS thousands      NIS thousands
                                                                          -------------     -------------      -------------
         Balance at the beginning of the year                                   652,410               366            652,776
         Capital issuance, net of issuing costs                                    (728)               --               (728)
         Options exercised                                                      156,238                --            156,238
                                                                          -------------     -------------      -------------

                                                                                807,920               366            808,286
                                                                          -------------     -------------      -------------

         Accumulated deficit, beginning of the year                            (320,063)             (212)          (320,275)
         Net loss for the year                                                  (15,087)               (8)           (15,095)
                                                                          -------------     -------------      -------------

         Accumulated deficit, end of the year                                  (335,150)             (220)          (335,370)
                                                                          -------------     -------------      -------------

         Balance as at the end of the year                                      472,770               146            472,916
                                                                          =============     =============      =============

      D. In a legal opinion received by the Limited Partnership, it was recommended that once the Partnership accumulates earnings, the limited partner and/or the Supervisor should petition the court with a request for instructions pertaining to the doubts raised in the legal opinion regarding the issue of what are considered to be distributable earnings and if and when the distribution of earnings by the Limited Partnership should be considered as a withdrawal by the limited partner of his investment, as defined in Paragraph 63(B) of the Partnership Ordinance.

      E. As a result of the extraordinary decision taken at the general meeting of the holders of the participation units on March 21, 1999 to merge existing participation units (between 10 and 100 units, as will be decided by the general partner immediately prior to the actual merger of the units) into one participation unit, the trustee was notified by the general partner that in accordance with the aforementioned decision, each 10 existing participation units would be merged into one new unit. Prior to the issuance of rights, as detailed in F below, the participation units were merged.

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 10 - Limited Partnership's Equity (cont'd)

      F.    Issuance of participation units and option warrants (Series 3)

            In June 1999, a prospectus was publicized for the issuance by way of rights of 1,908,955,846 participation units of a par value of NIS
            0.01 each, together with 1,090,831,912 option warrants (Series 3), exercisable into participation units on any trading day from the date of their being listed for trade until September 5, 1999. Each option warrant is exercisable into one participation unit at an exercise price of NIS 0.09 (unlinked). Option warrants (Series 3) not exercised by September 5, 1999 expire. The aforementioned securities were offered to the existing owners of participation units in 272,707,978 clusters at a price of NIS 0.378 per cluster, with each cluster containing 7 participation units and 4 option warrants (Series 3).

            Out of all of the securities that were offered in the prospectus (including the right to purchase 43,318,954 participation units, together with 24,753,688 option warrants (Series 3) that was offered to a controlling shareholder in the general partner and which was fully exercised), rights to purchase 1,888,016,429 participation units, together with 1,078,866,530 option warrants (Series 3) were exercised.

            The consideration received in return for the issuance of the rights, including the investment of the general partner and net of issuance costs, totaled an amount of NIS 103 million. As of September 5, 1999, the last day for the exercise of the option warrants (Series
            3), 107,463,905 option warrants were exercised into participation units, at a total exercise cost of NIS 9,721 thousand. The rest of the option warrants that were not exercised expired.

      G.    Option warrants (Series 4)

      On November 22, 1999, a prospectus was publicized for the issuance by way of rights of 567,047,078 registered option warrants (Series 4), exercisable into participation units of the Partnership on any trading day from the date of their being listed for trade until February 29, 2000. Each option warrant is exercisable into one participation unit granting the right to participate in the rights of the trustee as the limited partner in the Limited Partnership, at an exercise price of NIS 0.10. Option warrants not exercised by February 29, 2000 expire and will not grant their owners any right whatsoever.

      As of February 29, 2000, 566,258,483 option warrants were exercised, at a total net exercise cost of NIS 57.2 million. The rest of the option warrants that were not exercised expired.

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 10 - Limited Partnership's Equity (cont'd)

      H.    Option warrants (Series 5)

      In May 2000, a prospectus was publicized for the issuance by way of rights of 1,417,223,398 registered option warrants (Series 5) (hereinafter - "option warrants (Series 5)"), exercisable into participation units of the Partnership on any trading day from the date of their being listed for trade until October 1, 2000. Each option warrant is exercisable into one participation unit, at an exercise price of NIS 0.07. Option warrants (Series 5) not exercised by October 1, 2000 expire. As of October 1, 2000, 1,416,460,910 option warrants were exercised, at a total net exercise cost of NIS 99.1 million. The rest of the option warrants that were not exercised expired.

Note 11 - Contingent Liabilities and Commitments

      A. In the event of a discovery of oil and/or gas and/or any other valuable material that will be extracted and realized from the "Med" licenses in which the Limited Partnership operates and in other licenses in which it will operate, the Limited Partnership undertook to pay royalties from the revenues generated from the first 10% of the area of the license/holding/permit as detailed below:

                                                    On-shore licenses                              Off-shore licenses
                                        ------------------------------------------     -----------------------------------------
                                         Until the date of     Following the date       Until the date of    Following the date
                                         the return of the      of the return of        the return of the     of the return of
                                            investment           the investment             investment         the investment
                                        ------------------------------------------     -----------------------------------------
        To Isramco Inc.                         5.36%                13.94%                   1.06%                13.83%

      In addition, in the event of a discovery of oil and/or gas and/or any other valuable material that will be extracted and realized from the "Med" licenses, under the "Negev Med" preliminary permit from October 1991, the Limited Partnership undertook to pay royalties from the revenues generated from the first 10% of the area of the license/holding/permit as detailed below:

                                                    On-shore licenses                              Off-shore licenses
                                        ------------------------------------------     -----------------------------------------
                                         Until the date of     Following the date       Until the date of    Following the date
                                         the return of the      of the return of        the return of the     of the return of
                                            investment           the investment             investment         the investment
                                        ------------------------------------------     -----------------------------------------
        To J.O.E.L. Jerusalem
         Oil Exploration Ltd.                  2.88%                  7.48%                   0.51%                 6.58%
        To Equital Ltd.                        1.45%                  3.77%                   0.38%                 4.93%

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 11 - Contingent Liabilities and Commitments

      Moreover, the Limited Partnership has to pay royalties to the State of Israel in accordance with the Oil Law, 1952.

      At the general meeting of holders of participation units, held on January 20, 2000, it was decided to approve the liability of the Partnership to pay an overriding royalty to the general partner amounting to 5% of the Partnership's shares in oil and/or gas revenues (gross, before expenses and other royalties, including the royalty to the State under the Oil Law) generated from the areas of: "Marine Central", "Marine North A", "Marine North B" and "Granite", and preliminary permits: "Marine South" and "Marine South B", including any license or holding that replaces them and/or replaces any of them.

      Isramco Inc. is entitled to an overriding royalty of 2% from the share of each of the companies of the Isramco Group, including that of the Partnership, which will be extracted from the off-shore licenses and/or any oil right that replaces them, in addition to any royalty and/or other consideration which Isramco Inc. is entitled to at present.

      For information regarding the overriding royalty from the "Gal Licenses", see Note 14C.

      B. In accordance with the amendment to the Limited Partnership agreement dated August 6, 1993, effective August 1993, it was stipulated that the Limited Partnership would pay the general partner the equivalent of $ 35,000 per month in return for placing at the disposal of the Limited Partnership the services of the employees of the general partner, when needed, and as ongoing rent and maintenance for part of the offices of Isramco Inc. in Israel, which also serve the Limited Partnership.

            At the general meeting of holders of participation units, held in February 1997, it was decided to approve an update of the payment to the general partner to the equivalent of $ 42,000 (plus V.A.T.), effective January 1997. At the same meeting, the general partner undertook to collect a monthly fee of only $ 40,000.

      C. Under an agreement signed in March 1989 between the Limited Partnership and East Mediterranean Oil and Gas Ltd. (hereinafter - "the marketing agreement" and "E.M.O.G.", respectively), E.M.O.G. was granted the right to be appointed the exclusive marketing agent of the Limited Partnership in Israel and areas under its control for the wholesale marketing of crude oil extracted from the oil area of the Negev 2 Venture to which the Limited Partnership is entitled. Under an agreement signed in March 1992 between the Limited Partnership and other companies, some of which at the time were interested parties in the general partner (J.O.E.L. Jerusalem Oil Exploration Ltd. and Isramco Inc.), various oil rights were transferred to the Limited Partnership, including the Negev Med preliminary permit under which the off-shore licenses were later issued (hereinafter - the "agreement for the transfer of rights"). The agreement for the transfer of rights stipulated that marketing of the crude oil to be produced from the oil rights that were transferred to the Limited Partnership from the aforementioned interested parties under the agreement for the transfer of rights would be done by E.M.O.G., in accordance with the marketing agreement.

            The duration of the agreement is fifteen years following the first commercial production. E.M.O.G. has the right to endorse its rights and obligations under the agreement.

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 11 - Contingent Liabilities and Commitments (cont'd)

      D. The oil rights, in which the Limited Partnership has a share, are granted under the Oil Law for a fixed period of time and are conditioned on the fulfillment of obligations at times stipulated in the terms of the oil assets. In the event the conditions are not fulfilled, the oil rights can be cancelled. Extension of the duration of an oil asset is usually at the discretion of the authorities who, under the Oil Law, have the right to renew only part of it as well as to add additional conditions. In the event the conditions are not met, a permit can be cancelled or reduced. The ability to take advantage of oil assets under a permit is conditioned, among other things, on the ability and the desire of the Limited Partnership and the partners to finance the various activities involved in it, as well as the availability of the proper equipment and manpower in Israel. Lack of equipment or manpower can increase the costs of or totally prevent fulfillment of the conditions of the holding, license or permit, prevent or reduce the extension thereof, or result in the cancellation thereof.

      E. Under the trust agreement, in the event of the termination of the trust, the cash received as a result of the sale of the trust assets, less the expenses of the sale and the termination of the trust, shall be divided among the owners of participation units and the owners of option warrants (should any exist), less the exercise price.

      F. The Supervisor is entitled to receive from the Limited Partnership a fee of the NIS equivalent of $ 3,500 per month, as long as the trust agreement is still in effect. In addition, the Supervisor is entitled to be reimbursed by the Partnership for expenses legally incurred by him in fulfilling his duties and which were approved by the general partner. Regarding the expense amounts, see Note 12C. Until May 1997, the expenses of the Supervisor were paid by Isramco Management.

      G. The Limited Partnership undertook to indemnify the general partner and all of his workers and/or executives in respect of any loss, expense, or damage that they or their agents incur or are demanded to pay, directly or indirectly, for any act of commission or omission for which, in accordance with the provisions of the Limited Partnership agreement, they are not liable.

      H. The off-shore drillings in which the Partnership may partake, are subject to the conditions and restrictions stipulated or to be stipulated by the security forces. These conditions and restrictions may result in changes or delays in schedules and, may result in unforeseen increased costs and possible incompliance with the terms of the licenses.

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 11 - Contingent Liabilities and Commitments (cont'd)

      I. Under an agreement from February 1997, the Limited Partnership purchased all of the rights of Equittal Ltd., a related party, in the Shikma carveout of the Ashdod Holding (10%) from a depth of 1500 meters and below.

            The Partnership undertook to pay Equittal Ltd., in the event that commercial quantities are discovered in the well, an amount of $
            84.5 thousand and royalties of 6% before and after return of the investment.

      J. Under grant agreements between the State of Israel and various entities which, in the past, had rights in the "Negev 2" venture and in the oil assets of that venture, those entities were awarded investment grants which financed part of their participation in the venture. Under the aforementioned grant agreements, the State was entitled to the return of the grants and to royalties on the sale of oil and/or gas, in the event of a discovery at the oil assets (the return was on condition that it would not exceed 30% of the share of the partner who was obligated to return the grant, in the net revenues from the well face, and the royalties were 6.5% of the share of the partner in the oil to be extracted from the area of the oil right). In 1991, the entities that had received the grants, ceased their participation in the "Negev 2" venture, as part of the "Sole Risk" agreements signed with regard thereto. The grants granted by the State of Israel amounted to $ 7 million. There is no certainty that the Israeli Ministry of Energy and Infrastructure will not try and dispute the "Sole Risk" agreements and the activities taken on the basis thereof. It is possible that, in such an event, it will be claimed that the obligation of the entities that received the grants to repay the grants and the royalties was transferred to the Limited Partnership along with part of the oil assets it received as part of the execution of the "Sole Risk" proceedings, as above.

      K. The expenses of the "Yam West 1" well do not include three bills that were submitted by the owner of the drilling platform, The Ben Line Steamer Ltd. (hereinafter - "Ben Line"), in a total amount of $
            1.3 million, in respect of damages caused to certain parts of the drilling platform (to the B.O.P. and the raising system) which Ben Line claims must be borne by the operator. The three bills are for the cost of repairs, transportation and loss of revenue. The operator rejected Ben Line's claim since, according to the agreements, the operator is not liable for the aforementioned liability and, therefore, no provision was made in respect of these three bills.

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 11 - Contingent Liabilities and Commitments (cont'd)

      L. On May 4, 2000, the recommendations of the public committee for income tax reforms were published. It was recommended, among other things, that a capital gains tax be levied on gains in real terms on securities traded on the stock market by individual residents of Israel, at the taxpayer's marginal tax rate, but not exceeding 25%. It was also recommended to cancel the tax benefits granted to investors in oil exploration. At present, neither the general partner nor the trustee can estimate if, when and in what form the recommendations of the committee will be implemented, including the proposed transitory provisions. Therefore, they cannot estimate what effects the possible ramifications of the implementation of the recommendations will have on the tax resulting from the purchase, holding and sale of the participation units and the option warrants issued by the trustee and that will be issued by him in the future, in the event the recommendations are implemented.

            On July 26, 2000, the Government published the proposed Law for the Amendment of the Tax Laws, 2000, which adopts some of the recommendations of the public committee. The proposed law does not include the cancellation of the tax benefits granted to investors in oil exploration. Nevertheless, the general partner cannot estimate if, when and in what format the recommendations regarding the cancellation of benefits granted to investors in oil exploration will be implemented in future legislation.

      M. In February 2000, the proposed law, The Natural Gas Economy, 2000, was proposed (hereinafter - the "proposed law") on behalf of the Government. The objective of the proposed law is to create the proper conditions for the development of the natural gas industry in Israel and to maintain competition therein, taking into consideration the policy of the Government in the areas of economics and energy, to organize the activities of the natural gas economy through the private sector, to create the conditions for rendering of high quality, reliable and timely natural gas services to consumers, and to ensure safety in the natural gas economy.

            The proposed law worded as it was, was rejected by the Knesset in its first reading on August 1, 2000 (see also paragraphs O and P below.

      N. On June 7, 2000, the Director of Oil Affairs, in accordance with the authority granted to him by the Oil Law, announced the closure of oil exploration and production in all sea beds in which the depth of the water above them permits the utilization of natural resources, and in which there are no oil rights or preliminary permits with right of way in effect.

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 11 - Contingent Liabilities and Commitments (cont'd)

      O. On August 10, 2000, the Ministry of Finance published its economic policy for 2001 in which it was decided to recommend amending the Oil Law, in order to increase competition, to organize the oil rights, and to separate the arrangements for oil from the arrangements for natural gas, among other things, regarding the following:

            1. Allotment of new rights will be executed also by way of tender, in accordance with guidelines to be stipulated by the Minister of Infrastructure in coordination with the Minister of Finance.

            2. Strengthening certain restrictions on the holding of large areas by one oil rights holder which causes over-concentration in the natural gas segment in Israel.

            3. Setting a tax or an additional royalty of between 10% - 50% of the revenues from the sale of oil, to be levied on oil producers in accordance with guidelines to be stipulated by the Minister of Finance.

            4. Cancellation of special land rights for purposes of laying pipes and exclusive water rights of oil rights holders.

            5. Cancellation of the exemption from payment of customs duties, import tax, purchase tax, and excise tax, and cancellation of discounts on certain levies, with the goal of equating the taxes and levies to those paid by ordinary industrial companies.

            In the explanations to the recommendations, it was noted that due to the discovery of gas off the coast of Ashkelon, problems arose regarding the implementation of the Oil Law, especially in view of the proposed Law for the Natural Gas Economy. Therefore, the Oil Law should be reconsidered in light of the new reality. It was also noted that in the Oil Law, oil was defined, among other things, also as natural gas and, in view of the different conditions in exploration and the expected profit from each of the products, it is necessary to separate the arrangements applicable to each one.

            As of the date of the signing of the financial statements, it is not possible to know which of the recommendations will be submitted by the aforementioned inter-ministerial committee, how the economic policy to be formulated in these matters will be reflected in legislation, and how changes in legislation, if any, will affect the existing and future exploratory activities of the Limited Partnership.

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 11 - Contingent Liabilities and Commitments (cont'd)

      P. On October 30, 2000, the proposed Law for Arrangements in the Economy (Legislative Amendments to Achieve Budgetary Goals for Fiscal Year 2001), 2000 was published on behalf of the Government (hereinafter - the "proposed law"). The proposed law included chapters entitled "Natural Gas' and "Oil". The goals of the "Oil" chapter, according to the proposed law, are to create the conditions needed for the development of the natural gas industry and to increase competition therein, taking into consideration the government's policy in the areas of the economy and energy, and to create the conditions for rendering high quality, reliable and timely natural gas services.

            It was proposed to stipulate that operation of a transportation system and the establishment and operation of a distribution network require a license - a transport license or a distribution license, whichever appropriate, from the Minister of National Infrastructures (hereinafter - the "Minister"), and on his terms. The proposed law defines "transport" as the transfer of natural gas at pressures higher than 16 bars through pipelines, and "distribution" as the transfer of natural gas at pressures of 16 bars or less through pipelines. It was proposed that the Minister is entitled to stipulate, in the regulations or in the license, provisions and conditions to ensure the objectives of the chapter pertaining to natural gas. In addition, the Minister and the Minister of Finance, after consulting the Natural Gas Authority, have the right to change the terms of the license during the period in which it is in effect, if it becomes clear that the matter is needed to achieve the goals of the chapter on natural gas, taking into consideration technological changes and market and environmental conditions. It was also proposed that the Minister, with the consent of the Minister of Finance, should have the right to stipulate in the license the requirement to pay royalties or license fees and the manner in which they should be computed and paid.

            It was proposed that the transport license should be granted by a tender to be issued by the Government. However, the Minister will have the right to grant the transport license without a tender to a supplier of natural gas (defined as one who is engaged in Israel or abroad in the extraction of natural gas and the sale of such gas for consumption in Israel), for purposes of building pipelines for the transport of natural gas which he extracted to an installation for the processing of the natural gas, or for the purpose of connecting to a transport system. The transport license will stipulate its duration, and the Minister will have the right to stipulate a period of exclusivity, on condition that neither the duration of the license nor the period of exclusivity exceeds 30 years.

            It was proposed to stipulate restrictions on the government and others from the energy field as owners of transport and distribution licenses, as detailed in the explanations of the law, so as to lead the natural gas economy in the direction of private financing and operation, to prevent a conflict of interest between being engaged in natural gas and in other businesses, and to ensure equal service to all.

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 11 - Contingent Liabilities and Commitments (cont'd)

            Under the proposed law, a natural gas authority would be established to approve rates determined by the owners of the licenses and to set criteria for the level, nature and quality of services that a license holder should provide to his customers. The Minister would appoint a Director of Natural Gas Affairs who would be responsible, among other things, to supervise the fulfillment of obligations by the license owners, to settle disputes between license owners and to handle customer complaints. In addition, it was proposed in the chapter on natural gas to amend the Oil Law and to stipulate that the provisions of the Oil Law, as far as they relate to natural gas, will be subordinated to the "natural gas" chapter in the proposed Arrangements Law.

            The chapter on oil in the proposed law includes amendments to the Oil Law, including - limiting the area of a preliminary permit to 2,500 dunams off-shore and 1,000 dunams on-shore, a stipulation that no single person should be granted the right of way to more than two preliminary permits (the proposed definition of a "single person" is an individual person, or a person and a member of his family or an entity related to him), a new provision regarding guidelines to be set out by the Minister, with the consent of the Finance Minister, for the granting of a preliminary permit or oil right by way of tender, the prohibition on the owner of a holding to build an oil pipe, including a pipe for transporting or collecting oil and its products, without the approval of the Director (which will be granted only if there is no other way to transport or collect the oil) and subject to any law, cancellation of the rights of an oil rights owner to demand that the Government buy land for him under the Land Ordinance (Purchase for Public Needs), 1943, or to demand from the Minister that the land or any right in the land be leased to him, cancellation of certain exemptions from customs duties, import and other taxes, purchase tax and the right to recoup excise tax and the right of export, currently granted under the Oil Law, and finally, the addition of a clause to the Oil Law permitting the Finance Minister to regulate levies and fees on the rights owners under the Oil Law and to stipulate special provisions for the rights owners regarding taxation, including the rates and method of calculation thereof.

      Q. On November 22, 2000, an agreement was signed between BG, MEE (in which Clal Industries, the Petrochemical Industries and Dor Chemicals are partners) and the Partnership, Naphtha Explorations Limited Partnership, I.N.O.C.-Dead Sea Limited Partnership, Naphtha Israel Petroleum Company Ltd., J.O.E.L. Jerusalem Oil Exploration Ltd., Equittal Ltd., and Isramco Inc., for cooperation among the aforementioned parties in the joint supply of natural gas to the Israel Electric Company from sources inside and out of Israel (Gaza and Egypt), in accordance with the submission of a proposal to the Israel Electric Company regarding the supply of 2.5 billion cubic meters of gas per annum, for a period of between 10 - 20 years.

            On March 13, 2001, the Israel Electric Company notified BG that, at present, it would not continue negotiating with BG and its aforementioned partners for the purchase of gas since the quantities of gas from Israeli sources, held by BG and its partners, are insufficient for the needs of the Israel Electric Company.

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 12 - Supplementary Data for Statement of Earnings

      A.    Financing income, net

                                                                                                          For the year ended
                                                                          --------------------------------------------------
                                                                            December 31       December 31        December 31
                                                                                   2000              1999               1998
                                                                          -------------     -------------      -------------
                                                                          NIS thousands     NIS thousands      NIS thousands
                                                                          -------------     -------------      -------------
         Gain (loss) from marketable securities, net                             (9,779)           12,353             (1,048)
         Financing income (expenses), net                                        11,232            11,295               (289)
         Dividend and interest received                                          11,741             9,044              9,910
         Commissions and other                                                   (3,055)           (1,389)                81
                                                                          -------------     -------------      -------------

                                                                                 10,139            32,003              8,654
                                                                          =============     =============      =============

      B.    Expenses (income) from oil and gas exploration, net

                                                                                                          For the year ended
                                                                          --------------------------------------------------
                                                                            December 31       December 31        December 31
                                                                                   2000              1999               1998
                                                                          -------------     -------------      -------------
                                                                          NIS thousands     NIS thousands      NIS thousands
                                                                          -------------     -------------      -------------
         "Nisanit 1" venture                                                          9               (13)              (110)
         "Sderot" venture                                                          (797)             (132)            20,219
         "Yam Ashdod" carveout venture in
          "Med Ashdod" license                                                    1,581               270                612
         "Negev 2" venture                                                           --               (10)                90
         "Negev Med" venture                                                        339             1,790              1,096
         "David 2" drilling                                                          --                51                468
         "Yam West 2" drilling                                                   (2,242)           36,861                 --
         "Marine North" license                                                   3,662               523                 --
         "Or South" drilling                                                         --            12,133                 --
         "Marine Center" license and "Rome 1" drilling                           13,308                --                 --
         "Granit" license                                                           928                --                 --
         "Natanya" license                                                          229                --                 --
         Preliminary permit "Marine South"                                          234                --                 --
         "Med Yavne" license                                                      4,615                --                 --
         "Gal licenses" venture                                                   1,027                --                 --
                                                                          -------------     -------------      -------------

                                                                                 22,893            51,473             22,375
                                                                          =============     =============      =============

         Including payments to related parties                                    4,496             7,858              2,661
                                                                          =============     =============      =============

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 12 - Supplementary Data for Statement of Earnings (cont'd)

      C.    General and administrative expenses

                                                                                                          For the year ended
                                                                          --------------------------------------------------
                                                                            December 31       December 31        December 31
                                                                                   2000              1999               1998
                                                                          -------------     -------------      -------------
                                                                          NIS thousands     NIS thousands      NIS thousands
                                                                          -------------     -------------      -------------
         Reimbursement of management fees and rent to
          Isramco Oil and Gas Ltd. - related party                                1,953             2,009              1,983
         Professional services                                                       74                92                 92
         Taxes and fees                                                             111               116                167
         Fees to the limited partner and the Supervisor -
          a related party                                                           171               176                158
         Other                                                                       32                86                 10
                                                                          -------------     -------------      -------------

                                                                                  2,341             2,479              2,410
                                                                          =============     =============      =============

      D.    Loss per participation unit

                                                                                                          For the year ended
                                                                            ------------------------------------------------
                                                                            December 31       December 31        December 31
                                                                                   2000              1999               1998
                                                                            -----------       -----------        -----------
         The number of participation units used in
          computing the basic and diluted loss per
          participation unit (in thousands)                                   4,250,908         2,010,813          1,389,354

         The loss used in computing the basic and
          diluted loss per participation unit (in NIS thousands)                (15,087)          (18,266)           (16,120)

Note 13 - Related and Interested Parties

      A. Balances and transactions with related and interested parties are included in the notes to the financial statements under the relevant items.

      B.    See Note 11 regarding additional commitments.

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 14 - Subsequent Events

      A. For more information regarding subsequent events related to the "Negev Med" Joint Venture, see Note 6A.

      B. For more information regarding subsequent events related to the "Natanya" License, see Note 6F.

      C. On January 2, 2001, the general meeting of the Partnership ratified the following resolutions:

      1. The general partner will enter into an agreement on behalf of the Partnership, together with the I.N.O.C. Dead Sea Limited Partnership (hereinafter - the "I.N.O.C Partnership") and the Naphtha Explorations Limited Partnership (hereinafter - the "Naphtha Partnership"), managed by entities affiliated with the general partner, on the one hand, and BG on the other hand, whereby the Partnership, the I.N.O.C. Partnership and the Naphtha Partnership will purchase a total of 10% of the rights (hereinafter - the "purchased rights") in six licenses received in the areas of the A/165 - Gal, B/166 - Gal, and C/167 - Gal preliminary permits with right of way (the Michal, Matan, Tommy, Orly, Shira and Aya licenses) ( (hereinafter - the "Gal Licenses"). The rights to be purchased by the Partnership in the Gal licenses will be at a rate of 5%; however, in the event that the I.N.O.C. Partnership and/or the Naphtha Partnership do not approve their share in the purchase, in whole or in part, the Partnership will purchase rights at a total rate of up to 10%. In return for the purchased rights, an amount of $ 500 thousand will be paid in respect of the 3D seismic survey that was executed in the Gal C preliminary permit, and the proportional share (10%) of the other expenses in respect of activities carried out in the aforementioned preliminary permits and that will be carried out in the Gal licenses, during the period from January 1, 2000 until the date of the transfer of the rights, as defined in the agreement. (The aforementioned expenses total an amount of $ 1,385 thousand as of September 30, 2000, i.e., the proportional share in respect of the purchased rights totals an amount of $ 138,500.) The share of the Partnership in these amounts will be in accordance with its share in the purchased rights.

      2. An agreement with I.N.O.C. Israel National Oil Company Ltd. (hereinafter - "I.N.O.C.") (a company controlled by a controlling interest in the general partner), whereby I.N.O.C. will transfer to the Partnership 69% of the rights in the Natanya/299 on-shore license, against the commitment of the Partnership to bear its proportional share of the expenses incurred and that will be incurred up to the date of the transfer of the rights in the area of the license (which total expenses amount to NS 250 thousand) and in expenses that will be incurred in the future in the area of the license and in the area of any other asset to come in its stead.

      3. The general partner can sign in the name of the Partnership on any document needed to obtain the rights to the Gal licenses and the Natanya license, and subject to their being obtained, to sign an agreement to join the operating agreements applicable to the Gal licenses and the Natanya license, and as shall be amended by the parties to these agreements.

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 14 - Subsequent Events (cont'd)

      4. The undertaking of the Partnership to pay an overriding royalty of 5% to the general partner, out of the share of the Partnership in the oil and/or gas revenues (gross, before expenses and other payments, including royalties to the State of Israel under the Oil Law, 1952) to be generated from the areas of the transferred oil asset, i.e., the Gal licenses and the Natanya license, including any oil asset that comes in their stead and/or instead of any of them.

      5. A change in the designation of the money of the Partnership and to stipulate that the existing funds of the Partnership are earmarked also for investment in the Gal licenses or any of them and/or the Natanya license and/or any oil asset that comes in their stead, at times and in amounts that will be determined by the general partner.

      D. Alon Israel Fuel Company Ltd. offered to purchase from the Partnership and from the Naphtha Exploration and I.N.O.C. Dead Sea Limited Partnerships the rights to participate in a total of 5% of the six off-shore licenses (Michal, Matan, Tommy, Orly, Shira and Aya), known as the Gal licenses in return for an amount of $ 1,065 thousand, plus V.A.T., an overriding royalty of 11.5% plus V.A.T., and the payment of the exploration expenses in respect of the aforementioned rights for the period commencing September 30, 2000 and thereafter.

            The general partner requested from the limited partner to call a general meeting of the owners of the participation units in the Partnership, with an agenda of discussing the offers and taking decisions regarding the sale of the rights of the Partnership in the Gal Licenses, including the percentage of the rights to be sold, if such sale is approved, and approving the overriding royalty of 6.5% to the general partner, so that the Partnership would be left with an overriding royalty of 5%.

            The general meeting of the Partnership met on February 27, 2001 and did not approve the aforementioned sale of rights.

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 15 - Differences between Israeli GAAP and U.S. GAAP

      A.    General

      The Limited Partnership's financial statements are prepared in accordance with generally accepted accounting principles in Israel ("Israeli GAAP"), which differ in certain respects from generally accepted accounting principles in the United States ("U.S. GAAP"). Differences which have a significant effect on the net assets, income or the Limited Partnership's equity are set out below.

      1.    Effect of inflation

            The Limited Partnership includes the effect of price level changes in the accompanying financial statements. , as required under Israeli GAAP and discussed in Note 3 to these financial statements.

            U.S. GAAP does not provide for recognition of the effects of such price level changes. However, the U.S. Securities and Exchange Commission permits the recognition of the effects of price level changes and, therefore, such effects are not included in the reconciliation of net income or stockholders' equity presented herein.

      2.    Marketable securities

      The Limited Partnership owns 12% of the participation units of a related limited partnership engaged in oil and gas exploration. Under Israeli GAAP these participation units, which designated for sale in the short term, are recorded at market value as of the balance sheet date with unrealized gains losses included in the statements of earnings. Under US GAAP the participation units are recorded using the equity method in accordance with AICPA Statement of Position 78-9.

      The effect of reversing the unrealized gain or loss on these participation units for Israeli GAAP and application of the equity of accounting for U.S. GAAP purposes are presented as separate adjustments below.

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 15 - Differences between Israeli GAAP and U.S. GAAP (cont'd)

      B. The effect of the material differences between Israeli and U.S. GAAP of the aforementioned items on the financial statements is as follows:

      1.    On the statements of earnings:

                                                                                   Year ended December 31
                                                                       --------------------------------------------------
                                                                                2000              1999               1998
                                                                       -------------     -------------      -------------
                                                                       NIS thousands     NIS thousands      NIS thousands
                                                                       -------------     -------------      -------------
                  Net loss under Israeli GAAP                                (15,095)          (18,399)           (16,131)
                                                                       -------------     -------------      -------------

                  Adjustment (Note 15 A.2)
                  Revaluation of marketable securities                           882            (1,565)              (203)
                  Partnership equity in earnings (loss) of
                   a partnership                                                (105)              416                345
                                                                       -------------     -------------      -------------

                                                                                 777            (1,149)               142
                                                                       -------------     -------------      -------------

                  Net loss under U.S. GAAP                                   (14,318)          (19,548)           (15,989)
                                                                       =============     =============      =============

                                                                                    Year ended December 31
                                                                       --------------------------------------------------
                                                                                2000              1999               1998
                                                                       -------------     -------------      -------------
                  Loss per participation unit basic and
                   diluted (under U.S. GAAP)

                  Net loss                                                   (14,318)          (19,548)           (15,989)
                                                                       =============     =============      =============

                  The general partner share in the net loss                        7                12                 10
                                                                       =============     =============      =============

                  Net loss attributable to participation unit
                   holder (NIS thousands)                                    (14,311)          (19,536)           (15,979)
                                                                       =============     =============      =============

                  Basic and diluted net loss per
                   participation unit (NIS thousands)                         (0.005)           (0.009)            (0.015)
                                                                       =============     =============      =============

                  Weighted average number of participation
                   units used in calculation of basic and
                   diluted loss per unit (NIS thousands)                   3,017,694         2,178,359          1,039,064
                                                                       =============     =============      =============

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 15 - Differences between Israeli GAAP and U.S. GAAP (cont'd)

      B. The effect of the material differences between Israeli and U.S. GAAP of the aforementioned items on the financial statements is as follows: (cont'd)

      2.    On balance sheet items:

                                                                             December 31
                                    --------------------------------------------------------------------------------------------
                                                        2000                                            1999
                                    --------------------------------------------   ---------------------------------------------
                                      As reported     Adjustment          As per     As reported      Adjustment          As per
                                                                       U.S. GAAP                                       U.S. GAAP
                                    -------------  -------------   -------------   -------------   -------------   -------------
                                    NIS thousands  NIS thousands   NIS thousands   NIS thousands   NIS thousands   NIS thousands
                                    -------------  -------------   -------------   -------------   -------------   -------------
         Assets
         Marketable securities (1)        261,691            594         262,285         235,925           1,476         237,401
         Investment in affiliate (2)           --          2,794           2,794              --           2,899           2,899
                                    -------------  -------------   -------------   -------------   -------------   -------------

                                          261,691          3,388         265,079         235,925           4,375         240,300
                                    =============  =============   =============   =============   =============   =============

         Equity
         Accumulated loss (1) (2)        (335,370)           169        (335,201)       (320,275)           (608)       (320,883)
                                    =============  =============   =============   =============   =============   =============

                                         (336,370)           169        (335,201)       (320,275)           (608)       (320,883)
                                    =============  =============   =============   =============   =============   =============

      (1)   Change in value of investment securities to market value.
      (2)   Partnership equity in earnings (loss) of a partnership.

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 15 - Differences between Israeli GAAP and U.S. GAAP (cont'd)

      B. The effect of the material differences between Israeli and U.S. GAAP of the aforementioned items on the financial statements is as follows: (cont'd)

      3.    On the statement of cash flows:

                                                                                       Year ended December 31
                                                                           --------------------------------------------------
                                                                                    2000               1999              1998
                                                                           -------------      -------------     -------------
                                                                           NIS thousands      NIS thousands     NIS thousands
                                                                           -------------      -------------     -------------
                  Net cash inflow (outflow) generated by
                   operating activities - Israeli GAAP                            4,351            (22,518)            (7,333)

                  Adjustments
                  Net (loss) earnings                                               777             (1,149)               142
                  Gain (loss) from marketable securities, net                      (882)             1,565                203
                  Proceeds from disposal of (investment in)
                   marketable securities, net                                   (35,545)           (91,109)           104,729
                  Partnership equity in loss (earnings) of
                   a Partnership                                                    105               (416)              (345)
                                                                           -------------      -------------     -------------
                  Net cash inflow (outflow) generated by
                   operating activities - U.S. GAAP                             (31,194)          (113,627)            97,396
                                                                           =============      =============     =============
                  Net cash outflow generated by
                   investing activities - Israeli GAAP                         (128,008)           (98,737)           (98,478)

                  Adjustments
                  Investment in investee company                                     --               (784)                --
                  Investment in marketable securities                           249,809            237,778             34,880
                  Proceeds from disposal of marketable
                   securities                                                  (214,264)          (145,885)          (139,609)
                                                                           -------------      -------------     -------------
                  Net cash outflow generated by
                   investing activities - U.S. GAAP                             (92,463)            (7,628)            (6,251)
                                                                           =============      =============     =============

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 16 - Financial Statements of the Partnership in Nominal Historical Values

      A.    Balance sheet

                                                                                              December 31        December 31
                                                                                                     2000               1999
                                                                                            -------------      -------------
                                                                                            NIS thousands      NIS thousands
                                                                                            -------------      -------------
         Current assets

         Cash and cash equivalents                                                                124,913             93,060
         Marketable securities                                                                    261,691            235,925
         Bank deposits                                                                             30,773                 --
         Joint ventures for oil and gas exploration                                                 8,743             *7,492
         Other receivables                                                                             57                218
                                                                                            -------------      -------------

                                                                                                  426,177            336,695
                                                                                            -------------      -------------
         Investments

         Bank deposits                                                                             41,370                 --
         Investment in oil and gas properties                                                      17,495             *6,840
                                                                                            -------------      -------------

                                                                                                   58,865              6,840
                                                                                            -------------      -------------

                                                                                                  485,042            343,535
                                                                                            =============      =============
         Current liabilities

         Joint ventures for oil and gas exploration                                                10,332              8,470
         Other payables                                                                             1,815              2,568
                                                                                            -------------      -------------

                                                                                                   12,147             11,038
                                                                                            -------------      -------------

         Limited Partnership's equity                                                             472,895            332,497
                                                                                            -------------      -------------

                                                                                                  485,042            343,535
                                                                                            =============      =============

      *     Reclassified

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 16 - Financial Statements of the Partnership in Nominal Historical Values (cont'd)

      B.    Statement of earnings

                                                                                                          For the year ended
                                                                          --------------------------------------------------
                                                                            December 31       December 31        December 31
                                                                                   2000              1999               1998
                                                                          -------------     -------------      -------------
                                                                          NIS thousands     NIS thousands      NIS thousands
                                                                          -------------     -------------      -------------
         Income

         Financing income, net                                                   10,613            36,724             26,606
         Other income, net                                                           --             3,555                 --
                                                                          -------------     -------------      -------------

                                                                                 10,613            40,279             26,606
                                                                          -------------     -------------      -------------

         Expenses

         Participation in oil and gas exploration, net                           22,899            51,283             20,272
         General and administrative expenses                                      2,334             2,450              2,273
                                                                          -------------     -------------      -------------

                                                                                 25,233            53,733             22,545
                                                                          -------------     -------------      -------------

         Net earnings (loss) for the year                                       (14,620)          (13,454)             4,061
                                                                          =============     =============      =============

                                             Isramco Negev 2 Limited Partnership

--------------------------------------------------------------------------------
Notes to the Financial Statements
--------------------------------------------------------------------------------

Note 16 - Financial Statements of the Partnership in Nominal Historical Values (cont'd)

      C.    Statement of Partnership's equity

                                                                          Partnership's       Accumulated
                                                                                capital              loss              Total
                                                                          -------------     -------------      -------------
                                                                          NIS thousands     NIS thousands      NIS thousands
                                                                          -------------     -------------      -------------
         Balance as at January 1, 1998                                          322,087           (90,372)           231,715

         Net earnings for the year                                                   --             4,061              4,061
                                                                          -------------     -------------      -------------

         Balance as at December 31, 1998                                        322,087           (86,311)           235,776

         Issuance of participation units, net of issuance
          expenses                                                              100,472                --            100,472
         Options exercised                                                        9,703                --              9,703
         Net loss for the year                                                       --           (13,454)           (13,454)
                                                                          -------------     -------------      -------------

         Balance as at December 31, 1999                                        432,262           (99,765)           332,497

         Options exercised, net of issuance expenses                            155,018                --            155,018
         Net loss for the year                                                       --           (14,620)           (14,620)
                                                                          -------------     -------------      -------------

         Balance as at December 31, 2000                                        587,280          (114,385)           472,895
                                                                          =============     =============      =============

      D.    Limited Partnership's capital

                                                                                Limited           General
                                                                                partner           partner              Total
                                                                          -------------     -------------      -------------
                                                                          NIS thousands     NIS thousands      NIS thousands
                                                                          -------------     -------------      -------------
         Balance of capital at the beginning of the year                        432,123               139            432,262
         Options exercised, net                                                 155,018                --            155,018
                                                                          -------------     -------------      -------------

         Balance of capital at the end of the year                              587,141               139            587,280
                                                                          -------------     -------------      -------------

         Accumulated loss at the beginning of the year                          (99,634)             (131)           (99,765)
         Net loss for the year                                                  (14,613)               (7)           (14,620)
                                                                          -------------     -------------      -------------

         Accumulated loss at the end of the year                               (114,247)             (138)          (114,385)
                                                                          -------------     -------------      -------------

         Partnership's capital at the end of the year                           472,894                 1            472,895
                                                                          =============     =============      =============